Exhibit 21

                             SOLITRON DEVICES, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                             PERCENTAGE OF VOTING
                             SECURITIES OWNED         STATE OF         ACTIVE
                             BY REGISTRANT           INCORPORATION     DIVISION
                             ---------------------   -------------     --------
Registrant:

Solitron Devices, Inc.                                 Delaware            *

Subsidiaries of Registrant:

Solitron Specialty Products, Inc.   100                Delaware
Array Devices, Inc.                 100                California
Solidev International
Sales Corporation                   100                New York
Solitron International, Inc.        100                Virgin Islands
Solidev Warenvertriebs GmbH         100                Germany

All subsidiaries are included in the consolidated financial statements: Solidev, Ltd. England, and Solidev (H.K.) Ltd., Hong Kong were dissolved. All unnamed subsidiaries and other affiliates when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. As none of them are active, no separate financial statements are submitted for any subsidiary.